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                                                                   Exhibit d.11a

                         CERTIFICATE OF THE SECRETARY
                                      of
                               THE BRINSON FUNDS

                     RESOLUTIONS CHANGING NAME OF SERIES

     Pursuant to Investment Advisory Agreement dated December 18, 1998 of The Brinson Funds, a Delaware business trust (the "Trust"), the undersigned does hereby certify the following:

     1.   She is the duly elected, qualified and acting Secretary of the Trust.

     2. Attached hereto and incorporated by reference into the Trust's Investment Advisory Agreement dated December 18, 1998, is a true and complete copy of the resolutions adopted by the Board of Trustees of the Trust (the "Resolutions") with respect to the name change of the High Yield Bond Fund series of the Trust.

     3. The Resolutions were unanimously adopted by the Trust's Board of Trustees at a meeting duly called and held on November 23, 1998 and, unless subsequently amended by resolutions duly adopted by the Board of Trustees of the Trust, have remained in full force and effect as of the date hereof.

     IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed on this 14th day of September, 1999.


                                       /s/ Carolyn M. Burke
                                       ------------------------
                                       Carolyn M. Burke
                                       Secretary
                                       The Brinson Funds

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   Resolutions Adopted November 23, 1998 and Incorporated By Reference Into
                       the Investment Advisory Agreement
                            dated December 18, 1998

                     RESOLUTIONS CHANGING THE NAME OF THE
                          HIGH YIELD BOND FUND SERIES

     RESOLVED, that the Board of Trustees hereby redesignates the Series currently known as the High Yield Bond Fund as the High Yield Fund, which redesignation will become effective December 18, 1998; and

     FURTHER RESOLVED, that the officers of the Trust are hereby authorized and directed to take such actions as necessary to effectuate such Series' redesignation, including making such revisions to the Trust's registration statement, prospectuses, and other relevant documents, as required.